Press Release #201424	FOR IMMEDIATE RELEASE	April 10, 2014

Enertopia Announces Ontario MMJ Project

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce it has agreed to terms to upgrade a 30,000 square foot facility that can be increased to 75,000 square ft.

The facility is comprised initially of roughly 30,000 square feet of space, with a right of first refusal having been acquired for another 45,000 square feet to accommodate future growth. Planned production areas have 22 foot ceilings which will allow for the possibility of a 2nd mezzanine level in many areas, allowing for additional future expansion.

Enertopia will own 51% interest in the production facility by paying 45% of all initial and ongoing expenses related to the project. Enertopia’s Joint Venture partner, Lexaria Corp, will own a 49% interest in the production facility and pay 55% of costs. Enertopia will receive a onetime payment of 500,000 restricted common shares of Lexaria. There are no overriding interests payable to any entity. An initial 5-year lease has been entered, with options to renew the lease for another 15 years.

The facility will be co-managed by Enertopia and by Lexaria, and initial interior architectural design will begin immediately, with a respected architectural firm having already been selected. A construction firm has also been selected to perform the build-out. A highly experienced design and operating team directly employed by the Enertopia/Lexaria Joint Venture is being assembled and members of this team will be announced soon.

A Health Canada license application will be submitted by Enertopia as soon as possible, in compliance with all MMPR requirements.

The Company cautions that the facility is located in a Canadian municipality that has not yet officially approved medical marijuana production, but there are indications that such official approval will be forthcoming by June, 2014. Should the municipal approval not arrive, the companies may exit the lease without penalty. One officer/director of Lexaria is a shareholder of Enertopia; and one officer/director of Lexaria is a shareholder/officer of Enertopia.

Enertopia issued 38,297 shares in restricted stock for its 45% share of the lease payments for the next 60 days.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company will be successful in completing any anticipated financing and or its joint Venture partners will receive their Health Canada license under the new regulations or any technology will result in future sales.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release